                                                                   EXHIBIT 99.m1

                  AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                   AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                  AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                    CLASS II

     WHEREAS,  each  of  the  above-named  corporations  (the  "Issuers")  is an open-ended,  management  investment  company  registered  under  the  Investment
Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the common stock of the Issuers is currently divided into a number of separate  series of shares (the "Funds"),  each  corresponding  to a distinct portfolio of securities; and

     WHEREAS,  pursuant to Rule 18f-3 of the 1940 Act,  the  Issuers'  Boards of
Directors (collectively, the "Board") has established multiple classes of shares of the various funds of the Issuers,  including a class of shares  designated as
Class II; and

     WHEREAS,  the Boards  desires to authorize the Class II shares of the Funds identified  in SCHEDULE A to bear a portion of the expenses of  distribution  of certain of their shares by adopting this Master  Distribution Plan,  pursuant to
Rule 12b-1 under the 1940 Act; and

     WHEREAS,  AMERICAN  CENTURY  INVESTMENT  MANAGEMENT,  INC.  ("ACIM") is the
registered investment adviser to the Issuer; and

     WHEREAS,  the Issuers  have  entered  into a  Distribution  Agreement  (the
"Distribution  Agreement") with AMERICAN CENTURY INVESTMENT SERVICES,  INC. (the
"Distributor"),  pursuant  to which  Distributor  serves as  distributor  of the various classes of the Funds, including the Class II shares of the Funds.

     NOW,  THEREFORE,  the Issuers  hereby adopt,  on behalf of the Funds,  this
Plan,  in accordance  with Rule 12b-1 under the 1940 Act on the following  terms and conditions:

SECTION 1. DISTRIBUTION FEES

a.   DISTRIBUTION  FEE. For  purposes of paying  costs and expenses  incurred in providing  the services  set forth in SECTION 2 below,  the Funds shall pay
     ACIM, as paying agent for the Funds, a fee equal to 25 basis points (0.25%)
     per annum of the average daily net assets of the shares of the Funds' Class
     II shares (the "Distribution Fee").

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b.   APPLICABILITY  TO ADDITIONAL AND FUTURE FUNDS. If the Issuers desire to add additional,  currently-existing  funds to the Plan or establish  additional funds in the future, and the applicability of the Plan with respect to such existing  or new funds is  approved in the manner set forth in SECTION 4 of this Plan, as well as by the then-sole  shareholder  of the Class II shares of such new  funds  (to the  extent  shareholder  approval  of new funds is required by the then-current  1940 Act Rules),  this Plan may be amended to provide  that such new funds will become  subject to this Plan and will pay the  Distribution  Fee set  forth in  SECTION  1A above,  unless  the Board specifies  otherwise.  After the  adoption  of this Plan by the Board  with respect  to the Class II  shares of the  existing  or new  funds,  the term
     "Funds" under this Plan shall  thereafter be deemed to include the existing or new funds.

c.   CALCULATION  AND  ASSESSMENT.  Distribution  Fees  under  this Plan will be calculated  and accrued daily by each Fund and paid to ACIM monthly,  or at such other intervals as the Issuer and ACIM may agree.

SECTION 2. DISTRIBUTION SERVICES

a.   The amount set forth in SECTION 1A of this Plan shall be paid for  services in connection  with any activities  undertaken or expenses  incurred by the
     Distributor or its affiliates  primarily  intended to result in the sale of
     Class II  shares of the  Funds,  which  services  may  include  but are not limited to, (a) the payment of sales  commission,  ongoing  commissions and other payments to brokers,  dealers,  financial  institutions or others who sell Class II shares pursuant to Selling  Agreements;  (b)  compensation to registered  representatives or other employees of Distributor who engage in or support distribution of the Funds' Class II shares; (c) compensation to, and expenses  (including  overhead and telephone expenses) of, Distributor;
     (d) the printing of prospectuses,  statements of additional information and reports for other than existing shareholders; (e) the preparation, printing and distribution of sales literature and advertising  materials provided to the Funds'  shareholders  and prospective  shareholders;  (f) receiving and
     answering   correspondence   from   prospective   shareholders,   including
     distributing  prospectuses,   statements  of  additional  information,  and
     shareholder  reports;  (g) the providing of facilities to answer  questions from  prospective  investors about Fund shares;  (h) complying with federal and  state  securities  laws  pertaining  to the sale of Fund  shares;  (i)
     assisting investors in completing  application forms and selecting dividend and other account options; (j) the providing of other reasonable assistance in connection with the distribution of Fund shares;  (k) the organizing and conducting  of sales  seminars  and  payments in the form of  transactional compensation or promotional  incentives;  (l) profit on the foregoing;  (m)
     the  payment  of  "service  fees",  as  contemplated  by the  Rules of Fair
     Practice of the National  Association of Securities Dealers,  Inc. ("NASD")
     and (n) such  other  distribution  and  services  activities  as the Issuer determine may be paid for by the Issuer  pursuant to the terms of this Plan and in accordance with Rule 12b-1 of the 1940 Act.

b.   For purposes of the Plan,  "service fees" shall mean payments in connection with the provision of personal services to investors and/or the maintenance of  shareholder  accounts;

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     PROVIDED,  HOWEVER,  that if the NASD adopts a definition of "service fees"
     for  purposes  of Rule  2830  of the  Conduct  Rules  of the  NASD  (or any
     successor to such rule) that differs from the  definition of "service fees"
     hereunder,  or if the NASD adopts a related  definition  intended to define the same concept, the definition of "service fees" in this Section shall be automatically amended, without further action of the parties, to conform to such NASD definition. Overhead and other expenses of Distributor related to its  service  activities,  including  telephone  and  other  communications expenses, may be included in the information regarding amounts expended for such activities.

SECTION 3. EFFECTIVENESS

Upon  receipt  of  approval  by vote of both (a) the Board of  Directors  of the
Issuer, and (b) the Independent  Directors,  this Plan shall become effective as of November 17, 2004.

SECTION 4. TERM

This Plan will  continue in effect  until  November 1, 2005,  and will  continue thereafter  in full force and effect for  successive  periods of up to one year, provided that each such  continuance  is approved by a vote of both the Board of
Directors of the Issuers and the Independent Directors.

SECTION 5. REPORTING REQUIREMENTS

ACIM shall  administer  this Plan in accordance with Rule 12b-1 of the 1940 Act.
ACIM will provide to each Issuer's  Board,  and the  Independent  Directors will review and approve, in exercise of their fiduciary duties, at least quarterly, a written  report of the amounts  expended  with respect to the Class II shares of each Fund by ACIM under this Plan and such other  information as may be required by the 1940 Act and Rule 12b-1 thereunder.

SECTION 6. TERMINATION

This Plan may be  terminated  without  penalty  at any time with  respect to the
Class II shares of any Fund by vote of a majority of the Independent  Directors, or by vote of a majority of the outstanding voting Class II shares of that Fund.
Termination of the Plan with respect to the Class II shares of one Fund will not affect the  continued  effectiveness  of this Plan with  respect to the Class II shares of any other Fund.

SECTION 7. AMENDMENTS TO THIS PLAN

This Plan may not be amended to increase materially the amount of compensation a
Fund is  authorized  to pay under  SECTION 1 hereof  unless  such  amendment  is approved in the manner  provided for initial  approval in SECTION 3 hereof,  and such  amendment  is further  approved  by a majority of the  outstanding  voting securities  of the Class II shares of the Fund. No other  material  amendment to the Plan will be made unless  approved in the manner  provided  for approval and annual renewal in SECTION 4 hereof;  PROVIDED,  HOWEVER,  that a new Fund may be added by an Issuer upon approval of a new Schedule A to this Plan.

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SECTION 9.        RECORDKEEPING

The Issuers will preserve copies of this Plan (including any amendments thereto)
and any related agreements and all reports made pursuant to SECTION 5 hereof for a period of not less than six years  from the date of this  Plan,  the first two years in an easily accessible place.

     IN WITNESS  WHEREOF,  the Issuers have adopted this Plan as of November 17,
2004.

                            AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                            AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

                                   /s/ Charles A. Etherington
                            By:    ----------------------------------------
                            Name:  Charles A. Etherington
                            Title: Vice President

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                                   SCHEDULE A

                         SERIES OFFERING CLASS II SHARES

SERIES                                                     DATE PLAN ADOPTED
------                                                     -----------------

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

>>       VP Global Growth Fund                             May 18, 2001
>>       VP Growth Fund                                    May 18, 2001
>>       VP Ultra Fund                                     May 18, 2001
>>       VP Vista Fund                                     November 17, 2004
>>       VP Equity Index Fund                              May 18, 2001
>>       VP Balanced Fund                                  May 18, 2001
>>       VP Capital Appreciation Fund                      May 18, 2001
>>       VP Value Fund                                     May 18, 2001
>>       VP International Fund                             May 18, 2001
>>       VP Income & Growth Fund                           May 18, 2001
>>       VP Large Company Value Fund                       December 31, 2002
>>       VP Mid Cap Value Fund                             April 5, 2004

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
>>       VP Inflation Protection Fund                      December 31, 2002

By:    /s/ Charles A. Etherington
       -----------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  November 17, 2004

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